Exhibit 99.1
FOR IMMEDIATE RELEASE

Waste Management SVP and CFO
Robert G. Simpson to retire as of
September 30, 2011
FOR MORE INFORMATION
Analysts:
Cherie Rice
713-512-6548
crice@wm.com
Media:
Lynn Brown
713-394-5093
lynnbrown@wm.com
Web site: www.wm.com

WM # xx-xx

HOUSTON — June 8, 2010 —Waste Management today announced that senior vice president (SVP) and chief financial officer (CFO) Robert G. Simpson intends to retire as of Sept. 30, 2011. Anticipating that Bob wanted to retire, the company has been conducting a search for a new CFO, and expects that the position will be filled before Bob’s Sept. 30 retirement in order to make an orderly transition.
Simpson’s career spans several major companies from Kraft to Phillip Morris. He joined Waste Management from Tenneco. He has responsibility for the financial affairs of the company, including financial reporting, treasury, tax and financial analysis. Previously he was the company’s senior vice president, chief accounting officer and vice president, tax.
“Bob has played a pivotal role in the success of the company. He has had a steady hand on our financial affairs and operations and has helped us build the strategy we are pursuing today,” said David Steiner, President and CEO of Waste Management. “We value his years of service, his skill and his wit. We’ll miss him and wish him well in retirement.”
About Waste Management
Waste Management, Inc., based in Houston, Texas, is the leading provider of comprehensive waste management services in North America. Through its subsidiaries, the company provides collection, transfer, recycling and resource recovery, and disposal services. It is the largest residential recycler in North America and a leading developer, operator and owner of waste-to-energy and landfill gas-to-energy facilities in the United States. The company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management visit www.wm.com or www.thinkgreen.com.
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.
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